Exhibit 10.13

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT

BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS

AS PRIVATE OR CONFIDENTIAL. INFORMATION THAT WAS OMITTED HAS BEEN NOTED

IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[******]”

Consulting Services Contract

KOEI JAPAN Co., Ltd. (hereinafter referred to as “Party A”) and Maki Wagner (hereinafter referred to as “Party B”) hereby enter into the following contract (hereinafter referred to as “this Agreement”) regarding the consulting services and other matters entrusted by Party A to Party B.

(Purpose)

Article 1	Party A shall entrust Party B with consulting services (hereinafter referred to as “the Services”), including the provision of advice, knowledge, and expertise regarding various businesses operated by Party A and its designated group companies, as well as an initial public offering (hereinafter referred to as “IPO”), including services to be provided after the IPO; and Party B hereby accepts such entrustment.

(Scope of Services)

Article 2:	Under this Agreement, the scope of the Services to be provided by Party B to Party A (including, as necessary, Group Companies designated by Party A; the same shall apply hereinafter in this Article) shall be as follows:

(1)	Advice, planning, analysis, and advertising regarding Party A’s collection, processing, trading, recycling, and import/export of ferrous and non-ferrous metals and precious metals, as well as its ITAD business, the construction and operation of data centers, and resource and energy development

(2)	Support for Party A’s investor relations, including the planning and production of shareholder newsletters, the production and distribution of videos for investors, and the planning and production of materials for investor briefings, all aimed at fostering constructive dialogue with investors and enhancing value (hereinafter referred to as “IR Support”)

(3)	Support for Party A in building positive relationships with investors, including shareholder identification surveys, hostile takeover defenses, support for organizing and managing IR briefings, solicitation of proxy votes, and analysis of shareholder holdings (hereinafter referred to as “SR Support”)

(4)	To build, maintain, and enhance Party A’s image and reputation, support for targeted public relations activities, including media coverage, information dissemination via social media, event planning, branding, and crisis management (hereinafter referred to as “PR Support”)

(5)	Interpretation and translation services required for the activities set forth in the preceding items

(6)	Party A and Party B may, upon consultation, add additional services beyond those specified in the preceding items if such services are deemed particularly necessary.

(Obligations of the Contractor)

Article 3	Party B shall perform the Services with the care of a prudent manager.

2.	Upon request by Party A, Party B shall report to Party A without delay regarding the progress of the Services and any other matters for which Party A requests a report.

3.	All ownership rights to documents such as ledgers, original records, and reports created or received by Party B in connection with this work shall vest in Party A. The right to obtain intellectual property rights relating to inventions and innovations arising in the course of performing this work, as well as any intellectual property rights acquired based on such rights, shall vest in Party A.

(Non-Competition Obligation)

Article 4.	During the term of this Agreement, Party B shall not, without obtaining Party A’s prior consent, provide services identical or similar to the Services to any of Party A’s competitors in the same industry.

(Prohibition on Subcontracting)

Article 5:	Party B shall not outsource the Services to a third party (hereinafter referred to as the “Subcontractor”) or have such third party undertake the Services without obtaining Party A’s prior written consent.

2.	If Party B outsources the Services to a Subcontractor or has a Subcontractor undertake the Services with Party A’s prior written consent, Party B shall impose on the Subcontractor obligations equivalent to those borne by Party B under this Agreement, and shall be liable to Party A for the selection and supervision of the Subcontractor as well as for all acts performed by the Subcontractor;and shall be jointly and severally liable with the Subcontractor for damages incurred by Party A if the Subcontractor’s acts violate this Agreement.

(Term of the Agreement)

Article 6:	The term of this Agreement shall be from August 1, 2024, to July 31, 2025. If neither Party notifies the other of its intention to refuse renewal of this Agreement at least 1 ka months prior to the expiration of the term, this Agreement shall be automatically renewed for an additional one-year period from the expiration date, and the same shall apply thereafter.

(Termination of the Agreement)

Article 7:	Party A or Party B may terminate this Agreement prior to the expiration of the term by providing written notice to the other party at least one month in advance.

(Compensation)

Article 8:	Party A shall pay Party B $3,000 (USD) as consideration for the Services rendered, with the payment period ending on the last day of each month, by wire transfer to the bank account designated by Party B below by the end of the following month. Any bank fees, foreign exchange fees, or other expenses necessary for payments from Party A to Party B under this Agreement shall be borne by Party A.

2.	Party B shall issue an invoice to Party A on a month-end basis and deliver it by the second business day of the following month.

Details

Bank Name: [******]

[******]

Branch Name: [******]

[******]

Account Type: Checking

Bank Code: [******]

Account Number: [******]

Account Holder: Maki Wagner

(Actual expenses to be borne by the client)

Article 9	Actual expenses, such as transportation, lodging, and other miscellaneous costs incurred in connection with the performance of IR, SR, and PR support services under this Agreement, shall be borne by Party A only after Party B submits a prior request to Party A and Party A approves such expenses. As a general rule, Party B shall advance such expenses and subsequently submit an invoice along with receipts to Party A; the method of payment to Party B shall be in accordance with the preceding Article.

(Ownership of Intellectual Property Rights)

Article 10	All copyrights (including the rights under Articles 27 and 28 of the Copyright Act) in works created in the course of this Project, as well as all intellectual property rights relating to inventions, other intellectual property, or know-how arising in the course of this Project, shall vest in Party A. Party B shall not exercise moral rights as an author with respect to the aforementioned works against Party A.

(Confidentiality Obligation)

Article 11	Party B shall not disclose or leak to any third party any technical, operational, or business information regarding Party A that it has obtained in connection with the performance of this Work without Party A’s prior consent; this obligation shall remain in effect even after the termination of this Agreement.

(Termination of the Agreement)

Article 12:	Either Party may immediately terminate this Agreement without any notice or demand if the other Party falls under any of the following items:

(1)	If the other party breaches this Agreement and fails to remedy the breach within a reasonable period set by the aggrieved party following a demand for correction

(2)	When a bill of exchange or check, or an endorsed bill of exchange or check, is dishonored

(3)	When the other party is subject to enforcement proceedings, such as attachment, provisional attachment, or provisional disposition, or a petition for auction filed by a third party;

(4)	When the Customer is subject to enforcement measures for delinquency in the payment of taxes and public dues

(5)	When a petition is filed to commence bankruptcy proceedings, civil rehabilitation proceedings, or corporate reorganization proceedings, or when such a petition is filed against the Party;

(6)	When a resolution is passed to dissolve the company, merge with another entity, or transfer all or a significant portion of its business

(7)	When the party receives a disposition from the regulatory authority, such as revocation or suspension of its business license

2.	The provisions of the preceding paragraph shall not preclude the party terminating this Agreement from separately claiming damages from the other party.

(Compensation for Damages)

Article 13	If Party A or Party B causes damage to the other party to this Agreement, it shall compensate only for direct and actual ordinary damages.

(Exclusion of Antisocial Forces)

Article 14	Party A and Party B shall ensure that neither they nor their officers (meaning directors, executive officers, auditors, or persons equivalent thereto) nor their employees are members of organized crime groups,members of organized crime groups, persons who have ceased to be members of such groups but for whom less than five years have elapsed since such cessation, quasi-members of organized crime groups, enterprises affiliated with organized crime groups, corporate raiders, thugs posing as social activists, specialized intellectual violence groups, or any other persons equivalent thereto (hereinafter referred to as “Antisocial Forces, etc.”), and that they do not fall under any of the following items and will not do so in the future, and hereby warrant and guarantee this at .

(1)	Having a relationship in which an antisocial force, etc., is deemed to exercise control over management

(2)	Having a relationship in which antisocial forces, etc., are deemed to be substantially involved in management

(3)	Having a relationship in which the Applicant is deemed to be improperly utilizing anti-social forces, etc., for the purpose of seeking unlawful gain for oneself, one’s company, or a third party, or for the purpose of causing harm to a third party

(4)	Having a relationship in which the Company is deemed to be involved with antisocial forces, etc., such as by providing funds or other benefits to members of organized crime groups, etc., while knowing that they are such members

(5)	Having a relationship in which an officer or a person substantially involved in management has a socially reprehensible relationship with antisocial forces, etc.

2.	Party A and Party B hereby pledge and guarantee that they will not, either directly or through a third party, engage in any conduct falling under any of the following items:

(1)	Violent demands

(2)	Unjust demands exceeding legal liability

(3)	Acts involving threatening words or conduct, or the use of violence, in connection with transactions

(4)	Acts of spreading rumors, using deceit, or exerting coercion to damage the other party’s reputation or interfere with the other party’s business

(5)	Any other acts equivalent to those listed in the preceding items

3.	Party A and Party B may immediately terminate this Agreement without notice or other formalities if the other party violates this Article.

4.	Neither Party A nor Party B shall be liable for damages incurred by the other party as a result of termination pursuant to this Article. Furthermore, each party may claim damages from the other party for any damages it incurs as a result of such termination.

(Notices)

Article 15	All notices under this Agreement shall be made in writing in Japanese and sent to the following addresses.

Party A	1-13-3 Fukuura, Kanazawa-ku, Yokohama City, Kanagawa Prefecture
KOEI JAPAN Co., Ltd.
Fax: 045-785-1134
Contact: Takayuki Nakajima, Manager, General Affairs Section, Administration Department
Email: nakajima_takayuki@koei-j.co.jp
Contact: Hiroshi Suzuki, General Affairs Section, Administration Department;
Email: suzuki_hiroshi@koei-j.co.jp
OK [******], TX [******], U.S.A. [******]
Maki Wagner
Cell: [******] (No fax)
Email: [******]

2.	Notices referred to in the preceding paragraph shall be deemed received on the date of delivery if delivered by hand; on the fifth business day after dispatch if sent via courier service with proof of delivery; and on the date the other party confirms receipt if sent by fax or email.

(Entire Agreement)

Article 16	This Agreement constitutes the entire agreement between the parties and supersedes all prior written or oral agreements between the parties regarding the subject matter hereof. No amendment to this Agreement shall be binding unless made in writing and signed by both parties.

(Restriction on Assignment)

Article 17	Neither party shall assign, sell, pledge, encumber, or otherwise transfer its rights under this Agreement, or cause its obligations to be assumed, without the prior written consent of the other party.

(Independent Parties)

Article 18	The parties are independent contractors, and no provision of this Agreement shall be construed as constituting or creating a partnership, agency relationship, or joint venture between the parties.

(Prohibition on Bribery)

Article 19	Neither Party shall make any payment or present any valuable gift to a government official (including an officer or employee of a government agency or an agency itself) in connection with the performance of this Agreement for the purpose of influencing the decision of such official or agency, or to obtain any other benefit for the Party.

2.	Each Party shall indemnify the other Party for all losses and expenses incurred by the other Party as a result of any such violation.

3.	In the event of a violation of this Article, the party whose conduct does not violate this Article may, at its sole discretion, terminate this Agreement.

(Governing Law)

Article 20	This Agreement shall be governed by and construed in accordance with the laws of Japan.

(Dispute Resolution)

Article 21	All disputes, controversies, or differences of opinion that may arise out of or in connection with this Agreement shall be finally settled by arbitration in accordance with the Rules of Commercial Arbitration of the Japan Commercial Arbitration Association. The place of arbitration shall be Tokyo, Japan. There shall be one arbitrator. The arbitration proceedings shall be conducted in Japanese.

(Matters to Be Determined by Mutual Agreement)

Article 22:	Matters not provided for in this Agreement shall be determined through consultation between Party A and Party B.

As evidence of the execution of this Agreement, two copies of this document have been prepared; Party A and Party B have each signed and affixed their seals thereto, and shall each retain one copy.

August 1, 2024

Party A:	1-13-3 Fukuura, Kanazawa Ward, Yokohama City, Kanagawa Prefecture
KOEI JAPAN Co., Ltd.
Representative Director Mamoru Iwamoto

/s/ Mamoru Iwamoto

Party B:	[******], TX [******], U.S.A.
[******]
Maki Wagner

/s/ Maki Wagner